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                                                                    Exhibit 10.3


                             ECC INTERNATIONAL CORP.

       AMENDED AND RESTATED NON-COMPETITION AND NON-SOLICITATION AGREEMENT


         This Agreement is made between ECC International Corp., a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the "Company"), and James C. Garrett (the "Employee").

         WHEREAS, the Company and the Employee are parties to a Non-Competition and Non-Solicitation Agreement, dated as of June 15, 1998 (the "Agreement");

         WHEREAS, the Company and the Employee are parties to an Employment Agreement, dated as of June 15, 1998 (the "Employment Agreement"); and

         WHEREAS, the Company and the Employee have entered into Amendment No. 1 to Employment Agreement on the date hereof for the continued employment of the Employee as President and Chief Executive Officer of the Company under the terms of the Employment Agreement, as amended;

         NOW, THEREFORE, in consideration of the foregoing, the continued employment of the Employee by the Company and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Employee and the Company agree that the Agreement is amended and restated as follows:

         1.       NON-COMPETITION.

         (a) While the Employee is employed by the Company, for a period of two years after the termination or cessation of such employment for any reason, and for any period during which the Employee shall receive severance payments and arrangements pursuant to Section 7 of the Employment Agreement, the Employee will not directly or indirectly:

                           (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant, or in any other capacity whatsoever (other than as the holder of not more than one percent of the combined voting power of the outstanding stock of a publicly held company), develop, design, produce, market, sell or render (or assist any other person in developing, designing, producing, marketing, selling or rendering) products or services competitive with those developed, designed, produced, marketed, sold or rendered by the Training and Simulation Business of the Company while the Employee was employed by the Company; or



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                           (ii)     solicit, divert or take away, or attempt to
                  divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company.

         (b) If the Employee violates the provisions of Section 1(a), the Employee shall continue to be bound by the restrictions set forth in Section 1(a) until a period of two years has expired without any violation of such provisions.

         2.       NON-SOLICITATION.

         (a) While the Employee is employed by the Company, for a period of two years after the termination or cessation of such employment for any reason, and for any period during which the Employee shall receive severance payments and arrangements pursuant to Section 7 of the Employment Agreement, the Employee will not directly or knowingly indirectly recruit, solicit or hire any employee of the Company, or induce or attempt to induce any employee of the Company to terminate his/her employment with, or otherwise cease his/her relationship with, the Company.

         (b) If the Employee violates the provisions of Section 2(a), the Employee shall continue to be bound by the restrictions set forth in Section 2(a) until a period of two years has expired without any violation of such provisions.

         3.       MISCELLANEOUS.

         (a) NO CONFLICT. The Employee represents that the execution and performance by him of this Agreement does not and will not conflict with or breach the terms of any other agreement by which the Employee is bound.

         (b) NOT EMPLOYMENT CONTRACT. The Employee acknowledges that this Agreement does not constitute a contract of employment and does not imply that the Company will continue his employment for any period of time.

         (c) INTERPRETATION. If any restriction set forth in Sections 1 or 2 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.



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         (d)      SEVERABILITY. The invalidity or unenforceability of any
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (e) WAIVER OF RIGHTS. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

         (f) EQUITABLE REMEDIES. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

         (g) ASSIGNABILITY. The Company may assign this Agreement to any other corporation or entity which acquires (whether by purchase, merger, consolidation or otherwise) all or substantially all of the business and/or assets of the Company.

         (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of Delaware (or, if appropriate, a federal court located within Delaware), and the Company and the Employee each consents to the jurisdiction of such a court.

         (i) LEGAL FEES. In the event that legal proceedings are commenced by the Employee against the Company, or by the Company against the Employee, in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

         THE EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.


                                    * * * * *




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         WITNESS our hands and seals:



                                   ECC INTERNATIONAL CORP.


Date: August 9, 1999               By: /s/ Merrill A. McPeak
                                       -----------------------------------------
                                       Name: Merrill A. McPeak
                                       Title: Chairman of the Board of Directors




Date: August 9, 1999                   /s/ James C. Garrett
                                       -----------------------------------------
                                       James C. Garrett





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